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                                                                         EX-99.2

                               VIRATA CORPORATION

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                        ---------------------------------

I.   PURPOSE OF THE PLAN

     This Employee Stock Purchase Plan is intended to promote the interests of Virata Corporation by providing Eligible Employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under
Section 423 of the Code.

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.

II.  ADMINISTRATION OF THE PLAN

     This Plan will be supervised and administered by the Plan Administrator. Except as otherwise set forth in this Plan, the Plan Administrator will have full authority to interpret and construe any provision of the Plan, to adopt, amend and rescind any rules and regulations deemed necessary, desirable or appropriate for administering the Plan or in order to comply with the requirements of Code Section 423, and to make all other determinations necessary or advisable for the administration of the Plan. Decisions of the Plan Administrator will be final and binding on all parties having an interest in the Plan.

     Notwithstanding the foregoing, with respect to any grant of purchase rights subject to, and intended to be exempt from, Section 16 of the 1934 Act, such grant shall be made in accordance with the applicable provisions of Rule 16b-3 of the Rules promulgated under the 1934 Act.

III.  STOCK SUBJECT TO PLAN

     A. The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. Subject to Section III.B. below, the maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 600,000 shares, plus an automatic annual increase on the first day of each of the Corporation's fiscal years beginning in 2001, 2002, 2003, 2004 and 2005 equal to the lesser of (i) 500,000 shares of Common Stock; (ii) one percent (1%) of the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (iii) an amount unanimously determined by the Board.

     B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then, unless the terms of such transaction or this Plan shall provide otherwise, the Plan Administrator will make appropriate adjustments to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.  OFFERING PERIODS

     A. Shares of Common Stock will be offered for purchase under the Plan through a series of successive offering periods (each an "Offering Period"), as determined by the Plan Administrator, until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.
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     B. Each Offering Period will be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date. The initial Offering Period will commence at the Effective Time and terminate on the last business day in October 2001. Subsequent Offering Periods will commence as designated by the Plan Administrator. The Plan Administrator shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

     C. Each Offering Period will generally consist of four successive Purchase Intervals each terminating one day prior to the date which is six months following the beginning of such intervals. The last day of a Purchase Interval will be the Purchase Date for such Purchase Interval. Purchase Intervals will generally run from the first business day in May each year to the last business day in October of the same year and from the first business day in November each year to the last business day in April of the following year. However, the first Purchase Interval in effect under the initial Offering Period will commence at the Effective Time and terminate on the last business day in April 2000. The Plan Administrator will have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected.

     D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an Offering Period be less than the Fair Market Value per share of Common Stock on the start date of that Offering Period, then that Offering Period will automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new Offering Period will commence on the next business day following such Purchase Date. The new Offering Period will terminate on the termination date of the original Offering Period, unless a shorter duration is established by the Plan Administrator within ten (10) business days following the start date of that Offering Period.

V.   ELIGIBILITY

     A. Each individual who is an Eligible Employee on the start date of any Offering Period under the Plan may enter that Offering Period on such start date or on any subsequent Semi-Annual Entry Date within that Offering Period, provided he or she remains an Eligible Employee.

     B. Each individual who first becomes an Eligible Employee after the start date of an Offering Period may enter that Offering Period on any subsequent Semi-Annual Entry Date within that Offering Period, provided he or she remains an Eligible Employee.

     C. The date an Eligible Employee enters an Offering Period will be designated his or her Entry Date for purposes of that Offering Period.

     D. To participate in the Plan for a particular Offering Period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement, a payroll deduction authorization and certain representations and warranties) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

VI.  PAYROLL DEDUCTIONS

     A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an Offering Period may be any integral multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that Offering Period, up to a maximum of fifteen percent (15%), or such other percentage as the Plan Administrator may establish from time to time before the commencement of an Offering Period. The deduction rate so authorized will continue in effect throughout the Offering Period, except to the extent such rate is changed in accordance with the following guidelines:

        (i) The Participant may, at any time during the Offering Period, reduce his or her rate of payroll deduction to become effective as soon as reasonably possible after filing the appropriate

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     form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

        (ii)  The Participant may, prior to the commencement of any new
     Purchase Interval within the Offering Period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the fifteen percent (15%) maximum, or such other percentage as the Plan Administrator may establish from time to time before the commencement of an Offering Period) will become effective on the start date of the first Purchase Interval following the filing of such form. The Participant may not, however, effect more than one (1) such increase per Purchase Interval.

        (iii) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section VIII herein, the Plan Administrator may decrease a Participant's payroll deductions during any Offering Period scheduled to end during the current calendar year to 0%. Payroll deductions will re-commence at the rate previously authorized by the Participant at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant pursuant to the terms of the Plan.

     B. Payroll deductions will begin on the first pay day following the Participant's Entry Date into the Offering Period and will (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that Offering Period. The amounts so collected will be credited to the Participant's book account under the Plan, but no interest will be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

     C. Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

     D. Subject to Sections VII.A. and VIII, the Participant's acquisition of Common Stock under the Plan on any Purchase Date will neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different Offering Period.

     E. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the aggregate amounts of payroll deductions, the per share purchase price, the number of Shares purchased and the remaining cash balance, if any.

VII.  PURCHASE RIGHTS

     A.  GRANT OF PURCHASE RIGHT.  A Participant will be granted a separate
         -----------------------
purchase right for each Offering Period in which he or she participates. The purchase right will be granted on the Participant's Entry Date into the Offering Period and will provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such Offering Period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

     Under no circumstances will purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

     B.  EXERCISE OF THE PURCHASE RIGHT.  Each purchase right will be
         ------------------------------
automatically exercised in installments on each successive Purchase Date within the Offering Period, and shares of Common Stock will accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase will be effected by applying the Participant's payroll deductions for the Purchase Interval

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ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

     C.  PURCHASE PRICE.  The purchase price per share at which Common Stock
         --------------
will be purchased on the Participant's behalf on each Purchase Date within the Offering Period shall not be less than eighty-five percent (85%) of the lower of
(i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that Offering Period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date. However, for each Participant whose Entry Date is other than the start date of the Offering Period, the clause (i) amount shall in no event be less than the Fair Market Value per share of Common Stock on the start date of that Offering Period.

     D.  NUMBER OF PURCHASABLE SHARES.  The number of shares of Common Stock
         ----------------------------
purchasable by a Participant on each Purchase Date during the Offering Period will be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed two thousand (2,000) shares, subject to adjustments under Section III.B. No fractional shares will be purchased.

     E.  EXCESS PAYROLL DEDUCTIONS.  Any payroll deductions not applied to the
         -------------------------
purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock will be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date will be promptly refunded.

     F.  TERMINATION OF PURCHASE RIGHT.  In addition to Section X, the following
         -----------------------------
provisions shall govern the termination of outstanding purchase rights:

     (i) A Participant may, at any time prior to the next scheduled Purchase Date in the Offering Period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions will be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs will be refunded to the Participant as soon as reasonably possible.

     (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the Offering Period for which the terminated purchase right was granted. In order to resume participation in any subsequent Offering Period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that Offering Period.

     (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates will be refunded as soon as reasonably possible. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant will have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, will any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan will automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return.

     G.  CORPORATE TRANSACTION.  Each outstanding purchase right will
         ---------------------
automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each

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Participant for the Purchase Interval in which such Corporate Transaction occurs to the purchase of whole shares of Common Stock at a purchase price per share not less than eighty-five percent (85%) of the lower of (i) the Fair Market
Value per share of Common Stock on the Participant's Entry Date into the Offering Period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction, unless the Board determines, in the exercise of its sole discretion and in lieu of the automatic exercise of all outstanding purchase rights, to shorten the Offering Period then in progress by setting a new Purchase Date (the "New Purchase Date"). If the Board shortens the Offering Period in lieu of the automatic exercise of each Participant's outstanding purchase rights in the event of a Corporate Transaction, the Board will notify each Participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date on which he or she may exercise the purchase right has been changed to the New Purchase Date and that his purchase right will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in paragraph F. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant will continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the Offering Period is other than the start date of that Offering Period, be less than the Fair Market Value per share of Common Stock on that start date.

     The Corporation will use its reasonable efforts to provide at least ten
(10) days prior written notice of the occurrence of any Corporate Transaction, and Participants will, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction and receive a refund of their accumulated payroll deductions.

     H.  PRORATION OF PURCHASE RIGHTS.  Should the total number of shares of
         ----------------------------
Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, will be refunded.

     I.   DESIGNATION OF BENEFICIARY.
          --------------------------

          (a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to the Purchase Date of the Offering Period. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Corporation shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

     J.  ASSIGNABILITY.  The purchase right shall be exercisable only by the
         -------------
Participant and shall not be assignable or transferable (other than by will, the laws of descent and distribution or as provided in paragraph I hereof) by the Participant. Any such attempt at assignment or transfer shall be without effect, except that the Corporation may treat such act as an election to withdraw from an Offering Period in accordance with paragraph F.

     K.  STOCKHOLDER RIGHTS.  A Participant shall have no stockholder rights
         ------------------
with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

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     L.  EMPLOYMENT RIGHTS.  Nothing in the Plan shall confer upon the
         -----------------
Participant any right to continue in the employ of any Participant Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participant Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

VIII.  ACCRUAL LIMITATIONS

     A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of a Participant Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

     B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

     (i) The right to acquire Common Stock under each outstanding purchase right will accrue in a series of installments on each successive Purchase Date during the Offering Period on which such right remains outstanding.

     (ii) No right to acquire Common Stock under any outstanding purchase right will accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

     C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right will be refunded as soon as reasonably possible.

     D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article will be controlling.

IX.  EFFECTIVE DATE AND TERM OF THE PLAN

     A. This Plan was adopted by the Board on September 21, 1999 and will become effective at the Effective Time; provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until and unless (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the exercise of such purchase right and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions or requirements of law, domestic or foreign, including, without limitation, the 1933 Act, the 1934 Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange (or the Nasdaq National Market, if applicable) upon which the Common Stock may then be listed.

     B. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan will terminate and have no further force or effect, and all sums collected from Participants during the initial Offering Period hereunder will be refunded as soon as reasonably possible.

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     C. Unless sooner terminated by the Board, the Plan will terminate upon the earliest of (i) the last business day in October 2009, (ii) the date on which all shares available for issuance under the Plan will have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights will be granted or exercised, and no further payroll deductions will be collected, under the Plan following such termination.

X.   AMENDMENT AND TERMINATION OF THE PLAN

     A. The Plan Administrator may alter, amend, suspend or discontinue the Plan at any time and for any reason to become effective immediately following the close of any Purchase Interval, subject to the following:

        (i) The Plan Administrator may not, without the approval of the Corporation's stockholders, (1) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in accordance with Section III.B., (2) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (3) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

        (ii) Except as provided in Sections III, VII.G. or in paragraph B below, no amendment or termination of the Plan may affect purchase rights previously granted such that the rights of any Participant are adversely affected; provided that the Plan or an Offering Period may be amended or terminated by the Plan Administrator on a Purchase Date or by the Plan Administrator's setting a new Purchase Date with respect to an Offering Period and Purchase Period then in progress if the Plan Administrator determines that the amendment or termination of the Plan and/or the Offering Period is in the best interests of the Corporation and the stockholders, is necessary in order to comply with applicable law, or if continuation of the Plan and/or the Offering Period would cause the Corporation to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan.

     B. Notwithstanding the paragraph A, without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Plan Administrator will be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, reduce the payroll deduction rate for any or all Participants, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Corporation's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's compensation, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable which are consistent with the Plan.

XI.  GENERAL PROVISIONS

     A. All costs and expenses incurred in the administration of the Plan will be paid by the Corporation.

     B. All notices or other communications by a Participant to the Corporation under or in connection with the Plan will be deemed to have been duly given when received in the form specified by the Corporation at the location, or by the person, designated by the Corporation for the receipt thereof.

     C. The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that State's conflict of laws rules.

                                       7
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                                    APPENDIX
                                    --------

     The following definitions shall be in effect under the Plan:

     A. BASE SALARY shall mean the (i) regular base salary paid to a Participant
        -----------
by one or more Participating Companies during such individual's period of participation in one or more Offering Periods under the Plan plus (ii) any pre- tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by a Participating Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

     B. BOARD shall mean the Corporation's Board of Directors.
        -----

     C. CODE shall mean the Internal Revenue Code of 1986, as amended.
        ----

     D. COMMON STOCK shall mean the Corporation's common stock, par value $0.001
        ------------
per share.

     E. CORPORATE AFFILIATE shall mean any direct or indirect parent or
        -------------------
subsidiary corporation of a Participating Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

     F. CORPORATE TRANSACTION shall mean either of the following stockholder-
        ---------------------
approved transactions to which the Corporation is a party:

        (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

        (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

     G. CORPORATION shall mean Virata Corporation, a Delaware corporation, and
        -----------
any corporate successor to all or substantially all of the assets or voting stock of Virata Corporation which shall by appropriate action adopt the Plan.

     H. EFFECTIVE TIME shall mean the time at which the Underwriting Agreement
        --------------
is executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its Participants.

     I. ELIGIBLE EMPLOYEE shall mean any Employee as defined in paragraph J who
        -----------------
shall be employed by a Participating Corporation prior to the first day of each Offering Period of the Plan.

     J. EMPLOYEE shall mean any individual who is an employee of a Participating
        --------
Corporation for purposes of tax withholding under the Code whose customary employment with a Participating Corporation or any Corporate Affiliate is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Participating Corporation. Where the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

                                      A-1
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     K. ENTRY DATE shall mean the date an Eligible Employee first commences
        ----------
participation in the Offering Period in effect under the Plan. The earliest Entry Date under the Plan will be the Effective Time.

     L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall
        -----------------
be determined in accordance with the following provisions:

          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value will be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

          (ii) If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value will be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

          (iii) For purposes of the initial Offering Period which begins at the Effective Time, the Fair Market Value will be deemed to be equal to the price per share at which the Common Stock is sold in the initial public offering pursuant to the Underwriting Agreement.

     M. 1933 ACT shall mean the Securities Act of 1933, as amended.
        --------

     N. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.
        --------

     O. PARTICIPANT shall mean any Eligible Employee of a Participating
        -----------
Corporation who is actively participating in the Plan.

     P. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate
        -------------------------
Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Time are listed in attached Schedule A.

     Q. PLAN shall mean the Corporation's Employee Stock Purchase Plan, as set
        ----
forth in this document.

     R. PLAN ADMINISTRATOR shall mean the Compensation Committee of the Board.
        ------------------

     S. PURCHASE DATE shall mean the last business day of each Purchase
        -------------
Interval. The initial Purchase Date will be the last business day of April 2000.

     T. PURCHASE INTERVAL shall mean each successive six (6)-month period within
        -----------------
the Offering Period at the end of which there will be purchased shares of Common Stock on behalf of each Participant.

     U. SEMI-ANNUAL ENTRY DATE shall mean the first business day in November and
        ----------------------
May each year on which an Eligible Employee may first enter an Offering Period.

     V. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation
        ----------------------
and the underwriter or underwriters managing the initial public offering of the Common Stock.

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